UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

LIFEMD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39785	76-0238453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, Suite 2800

New York, NY 10022

(Address of principal executive offices, including zip code)

(866) 351-5907

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFMD	The Nasdaq Global Market
Series A Preferred Stock Stock, par value $0.0001 per share	LFMDP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Common Stock Offering

On September 28, 2021, LifeMD, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Common Underwriting Agreement”) with B. Riley Securities, Inc. (“B. Riley”). Pursuant to the Common Underwriting Agreement, the Company agreed to sell to B. Riley 3,833,334 shares of common stock (including 500,000 shares pursuant to B. Riley’s option) (the “Common Shares”), par value $0.01 per share, of the Company at a public offering price of $6.00 per share of common stock, prior to deducting underwriting discounts and commissions and estimated offering expenses (the “Common Stock Offering”). The Common Shares in the Common Stock Offering were offered pursuant to a registration statement on Form S-3 (File No. 333-256911), which was declared effective by the Securities and Exchange Commission on June 22, 2021.

The net proceeds of the Common Stock Offering to the Company, after deducting the underwriting discounts and commissions, repayment of debt and estimated offering expenses payable by the Company were approximately $16.4 million.

The Common Underwriting Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the Common Underwriting Agreement, the Company and its directors and executive officer have agreed, subject to certain exceptions, not to offer, issue or sell any shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock for a period of ninety (90) days following September 28, 2021 without the prior written consent of the B. Riley.

The foregoing summary of the Common Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

A copy of the opinion of Dorsey & Whitney LLP relating to the legality of the issuance and sale of the Common Shares is attached as Exhibit 5.1 hereto.

Preferred Stock Offering

On September 29, 2021, the Company entered into an underwriting agreement (the “Preferred Underwriting Agreement”) with B. Riley, as representative of the several underwriters named therein (the “Representative”). Pursuant to the Preferred Underwriting Agreement, the Company agreed to sell 1,400,000 shares of Series A Cumulative Perpetual Preferred Stock, (the “Preferred Shares”), par value $0.0001 per share, of the Company (the “Series A Preferred Stock”) at a public offering price of $25.00 per share of Series A Preferred Stock, prior to deducting underwriting discounts and commissions and estimated offering expenses (the “Preferred Stock Offering”). In addition, the company granted the underwriters an option to purchase up to an additional 210,000 shares of Series A Preferred Stock within 30 days following September 29, 2021. The Preferred Shares in the Preferred Stock Offering were offered pursuant to a registration statement on Form S-3 (File No. 333-256911), which was declared effective by the Securities and Exchange Commission on June 22, 2021.

The net proceeds of the Preferred Stock Offering to the Company, after deducting the underwriting discounts and commissions, the structuring fee, repayment of debt and estimated offering expenses payable by the Company were approximately $22.9 million. This amends the “Use of Proceeds” section of the Prospectus Supplement dated September 29, 2021 and filed October 1, 2021.

The Preferred Underwriting Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Pursuant to the Preferred Underwriting Agreement, the Company agreed, subject to certain exceptions, not to offer, issue or sell any shares of Preferred Stock or securities convertible into or exercisable or exchangeable for shares of Series A Preferred Stock for a period of thirty (30) days following September 29, 2021 without the prior written consent of the Representative.

The foregoing summary of the Preferred Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is attached as Exhibit 1.2 hereto and is incorporated herein by reference.

A copy of the opinion of Dorsey & Whitney LLP relating to the legality of the issuance and sale of the Preferred Shares is attached as Exhibit 5.2 hereto.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.03 Material Modifications to Rights of Security Holders.

In connection with the closing of the Preferred Stock Offering discussed in Item 1.01 above, on October 4, 2021, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Cumulative Perpetual Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware. The Certificate of Designation designated a total of 1,610,000 shares of preferred stock as Series A Preferred Stock.

As set forth in the Certificate of Designation, the Series A Preferred Stock, as to dividend rights and rights upon the liquidation, dissolution or winding-up of the Company, will rank (1) senior to all classes or series of the Corporation’s common stock and to all other equity securities issued by the Corporation other than any equity securities issued with terms specifically providing that those equity securities rank on a parity with the Series B Preferred Stock, (2) on parity with the Corporation’s Series B Preferred Stock, (3) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation; and (4) effectively junior to all the Corporation’s existing and future indebtedness (including indebtedness convertible into the Corporation’s common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) the Corporation’s existing or future subsidiaries. Holders of Series A Preferred Stock, when and as authorized by the Company’s Board of Directors, are entitled to cumulative cash dividends at the rate of 8.875% of the $25.00 liquidation preference per year (equivalent to $2.21875 per share per year). Dividends will be payable quarterly in arrears, on or about the 15th of January, April, July and October, beginning on or about January 15, 2022. The Company, at its option, may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash, as follows: (i) on and after October 15, 2022 but prior to October 15, 2023, at a redemption price of $25.75 per share, (ii) on and after October 15, 2023 but prior to October 15, 2024, at a redemption price of $25.50 per share, (iii) on and after October 15, 2024 but prior to October 15, 2025, at a redemption price of $25.25 per share, (iv) after October 15, 2025 at a redemption price of $25.00 per share, in each case, plus any accrued and unpaid dividends. On and after October 15, 2025, the shares of Series A Preferred Stock will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to $25.00 per share, plus any accrued and unpaid dividends. Furthermore, upon a change of control or delisting event (each as defined in the Certificate of Designation), the Company will have a special option to redeem the Series A Preferred Stock at $25.00 per share, plus any accrued and unpaid dividends.

This description of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the Certificate of Designation, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information relating to the Certificate of Designation set forth under Item 3.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure.

On September 28, 2021, the Company issued a press release announcing the launch of the Common Stock Offering. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

On September 28, 2021, the Company issued a press release announcing the launch of the Preferred Stock Offering. A copy of the press release is furnished as Exhibit 99.2 and is incorporated by reference herein.

On September 29, 2021, the Company issued a press release announcing the pricing of the Common Stock Offering. A copy of the press release is furnished as Exhibit 99.3 and is incorporated by reference herein.

On September 30, 2021, the Company issued a press release announcing the pricing of the Preferred Stock Offering. A copy of the press release is furnished as Exhibit 99.4 and is incorporated by reference herein.

On October 4, 2021, the Company issued a press release announcing the closing of the Common Stock Offering. A copy of the press release is furnished as Exhibit 99.5 and is incorporated by reference herein.

On October 4, 2021, the Company issued a press release announcing the closing of the Preferred Stock Offering. A copy of the press release is furnished as Exhibit 99.6 and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that may constitute forward-looking statements. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Forward-looking statements include, without limitation, statements relating to projected industry growth rates, the Company’s current growth rates and the Company’s present and future cash flow position. A variety of factors could cause actual events and results, as well as the Company’s expectations, to differ materially from those expressed in or contemplated by the forward-looking statements. Risk factors affecting the Company are discussed in detail in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of September 28, 2021, by and between the Company and B. Riley Securities, Inc.
1.2	Underwriting Agreement, dated as of September 29, 2021, by and between the Company and B. Riley Securities, Inc., as representative of the several underwriters named therein.
1.3	Certificate of Designation of Series A Preferred Stock
5.1	Opinion of Dorsey & Whitney LLP
5.2	Opinion of Dorsey & Whitney LLP
23.1	Consent of Dorsey & Whitney LLP to the filing of Exhibit 5.1 herewith (included in Exhibit 5.1)
23.2	Consent of Dorsey & Whitney LLP to the filing of Exhibit 5.2 herewith (included in Exhibit 5.2)
99.1	Launch Press Release for Common Stock Offering dated September 28, 2021
99.2	Launch Press Release for Preferred Stock Offering dated September 28, 2021
99.3	Pricing Press Release for Common Stock Offering dated September 29, 2021
99.4	Pricing Press Release for Preferred Stock Offering dated September 30, 2021
99.5	Closing Press Release for Common Stock Offering dated October 4, 2021
99.6	Closing Press Release for Preferred Stock Offering dated October 4, 2021
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEMD, INC.

Dated: October 4, 2021	By:	/s/ Eric Yecies
Eric Yecies
General Counsel and Chief Compliance Officer